Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENPRO INDUSTRIES, INC.

(Exact name of registrant, as specified in its charter)

North Carolina	01-0573945
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer) Identification No.)

5605 Carnegie Boulevard, Suite 500

Charlotte, North Carolina 28209

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (704) 731-1500

ENPRO INDUSTRIES, INC. AMENDED AND RESTATED 2002 EQUITY COMPENSATION PLAN

(Full title of the plan)

Robert S. McLean

Vice President, General Counsel and Secretary

EnPro Industries, Inc.

5605 Carnegie Boulevard, Suite 500

Charlotte, North Carolina 28209

(Name and address of agent for service)

(704) 731-1523

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $.01 par value (including associated preferred stock purchase rights (3))	325,000 (1)	$41.541 (2)	$13,500,825 (2)	$1,548

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also relates to an indeterminate number of additional shares of common stock issuable with respect to the shares registered hereunder in the event of a stock split, stock dividend or other similar transaction.
(2)	In accordance with Rule 457(h)(1) of the Securities Act, the price for the shares is computed on the basis of the average high and low prices for the common stock of EnPro Industries, Inc. on May 4, 2012 as reported on the New York Stock Exchange.
(3)	Each share of common stock issued by EnPro Industries, Inc. prior to May 31, 2012 will have one associated attached preferred stock purchase right under the Rights Agreement, dated as of May 31, 2002, between EnPro Industries, Inc. and The Bank of New York, as Rights Agent.

INCORPORATION BY REFERENCE

The registration statement registers 325,000 additional shares of common stock of EnPro Industries, Inc. (the “Corporation”), under the EnPro Industries, Inc. Amended and Restated 2002 Equity Compensation Plan. Shares for this Plan have previously been registered on Forms S-8 (Registration No. 333-89580, Registration No. 333-107775 and Registration No. 333-159099), the contents of which are hereby incorporated by reference.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document (which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Corporation certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on May 9, 2012.

ENPRO INDUSTRIES, INC.

By:	/s/ Richard L. Magee
Richard L. Magee
Senior Vice President

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Stephen E. Macadam Stephen E. Macadam	President, Chief Executive Officer and Director (Principal Executive Officer)	May 9, 2012

/s/ Alexander W. Pease Alexander W. Pease	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 9, 2012

/s/ Donald G. Pomeroy Donald G. Pomeroy	Vice President and Controller (Principal Accounting Officer)	May 9, 2012

/s/ Peter C. Browning Peter C. Browning*	Director	May 9, 2012

/s/ B. Bernard Burns, Jr. B. Bernard Burns, Jr.*	Director	May 9, 2012

/s/ Diane C. Creel Diane C. Creel *	Director	May 9, 2012

/s/ Gordon D. Harnett Gordon D. Harnett*	Director	May 9, 2012

/s/ David L. Hauser David L. Hauser*	Director	May 9, 2012

/s/ Wilbur J. Prezzano, Jr. Wilbur J. Prezzano, Jr.*	Director	May 9, 2012

/s/ Kees van der Graaf Kees van der Graaf*	Director	May 9, 2012

* By:	/s/ Robert S. McLean
(Robert S. McLean, Attorney-in-Fact)

EXHIBIT INDEX

Exhibit Number	Description

4.1	EnPro Industries, Inc. 2002 Equity Compensation Plan (incorporated by reference to Appendix A to the proxy statement on Schedule 14A filed by the Corporation on March 20, 2012)

4.3	Restated Articles of Incorporation of the Corporation (incorporated by reference to Exhibit 3.1 to the Form 10-Q for the period ended June 30, 2008 filed by EnPro Industries, Inc. (File No. 001-31225))

4.4	Amended Bylaws of the Corporation (incorporated by reference to Exhibit 3.1 to the Form 8-K/A dated August 30, 2011 (File No. 001-31225))

4.5	Form of certificate representing shares of common stock, par value $0.01 per share, of the Corporation (incorporated by reference to Amendment No. 4 of the Corporation’s registration statement on Form 10 (File No. 001-31225))

4.5	Rights Agreement between EnPro Industries, Inc. and The Bank of New York, as Rights Agent (incorporated by reference to Exhibit 4.7 to the registration statement on Form S-8 filed on May 31, 2002 by the Corporation, the EnPro Industries, Inc. Retirement Savings Plan for Hourly Workers and the EnPro Industries, Inc. Retirement Savings Plan for Salaried Workers (File No. 333-89576))

5	Opinion of Robinson, Bradshaw & Hinson, P.A.

23.1	Consent of Robinson, Bradshaw & Hinson, P.A. (contained in Exhibit 5)

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of Bates White, LLC

24.1	Power of Attorney of Stephen E. Macadam

24.2	Power of Attorney of Peter C. Browning

24.3	Power of Attorney of B. Bernard Burns, Jr.

24.4	Power of Attorney of Diane C. Creel

24.5	Power of Attorney of Gordon D. Harnett

24.6	Power of Attorney of David L. Hauser

24.7	Power of Attorney of Wilbur J. Prezzano, Jr.

24.8	Power of Attorney of Kees van der Graaf